UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                              --------------------

                        Date of Report: January 10, 2007
                        (Date of earliest event reported)


                       The St. Lawrence Seaway Corporation
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               (Exact name of registrant as specified in charter)

           Indiana                     000-02040                  35-1038443
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(State or Other Jurisdiction        (Commission File            (IRS Employer
      of Incorporation)                  Number)             Identification No.)


  55 South State Avenue, Indianapolis, Indiana                      46204
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   (Address of principal executive of offices)                    (Zip code)


                                 (317) 639-5292
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               (Registrant's telephone number including area code)


                                       n/a
               ---------------------------------------------------
                (Former Name or former address, if changed since
                                  last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On January 10, 2007, The St. Lawrence Seaway Corporation (the "Company"), stock symbol STLS.OB, issued a press release, attached as Exhibit 99.1, indicating that the Company has entered into a Stock and Warrant Purchase Agreement (the "Purchase Agreement") with Bernard Zimmerman & Company, Inc., an investment and merchant banking company (the "Investor"), pursuant to which the Investor has agreed to purchase: (i) 75,000 shares of Common Stock of the Company (the "Common Stock") for a total purchase price of $75,000; and (ii) a ten year warrant for a total purchase price of $2,500 which permits the Investor to purchase up to 250,000 shares of Common Stock at an exercise price of $1.00 per share (the "Warrant"). The Common Stock and Warrant will be sold to the Investor pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The Common Stock being sold to the Investor will represent approximately 15% of the outstanding Common Stock of the Company.

      Immediately prior to the closing under the Purchase Agreement, the Company will convert to a Delaware corporation and issue all existing stockholders a tracking stock evidencing the Company's medical investments, consisting of the Company's investments in, and ventures with, New York University School of Medicine and T3 Therapeutic, LLC. The tracking stock, to be designated as Class A Common Stock, will be non-voting, non-transferable and held in book entry form only. The Purchase Agreement does not contemplate any issuance of Class A Common Stock to the Investor in connection with the Investor's acquisition of Common Stock and the Warrant.

      In connection with the closing under the Purchase Agreement, the Company has agreed to nominate Mr. Bernard Zimmerman, the principal of the Investor, for election to the Board of Directors along with one or more of the Investor's nominees. In addition, Mr. Edward Grier, a current director of the Company, will be nominated for election. Following the closing under the Purchase Agreement, Mr. Zimmerman shall serve as President, Chairman of the Board of Directors, and Treasurer, Mr. Duane L. Berlin shall serve as Secretary, and the Company's existing officers will resign.


      The issuance of the tracking stock and the other transactions contemplated by the Purchase Agreement are subject to approval of the shareholders of the Company by no later than April 30, 2007 (unless extended by mutual agreement between the Company and the Investor).


      The foregoing summary of the Purchase Agreement and the Warrant are qualified in their entirety by reference to the Purchase Agreement and Warrant attached as Exhibits 10.1 and 4.1, which are incorporated herein by reference.

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

ITEM 9.01.   EXHIBITS.

(d) Exhibits.


The exhibits listed in the following Exhibit Index are filed as part of this
Report:


   Exhibit No.        Description
-----------------     ----------------------------------------------------------
       4.1            Form of Warrant to be issued to Bernard Zimmerman &
                      Company, Inc.
      10.1            Stock and Warrant Purchase Agreement by and between The
                      St. Lawrence Seaway Corporation and Bernard Zimmerman &
                      Company, Inc., dated as of January 10, 2007. The Company agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit to the Stock and Warrant Purchase Agreement.
      99.1            Press Release dated January 10, 2007.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           The St. Lawrence Seaway Corporation

                                           By: /s/ Daniel L. Nir
                                               ------------------------------
                                               Name: Daniel L. Nir
                                               Title: President and Treasurer

Dated: January 10, 2007

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